EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Zerify Signs Multi-Million Dollar Licensing Agreement For its Secure Video Conferencing Service

EDISON, N.J. – July 20th 2023 – Zerify Inc., (OTC PINK: ZRFY), the 22-year-old cybersecurity company focused on Secure Video Conferencing & Endpoint Security is pleased to announce the signing of a multi-year multi-million dollar licensing agreement with a prominent industry leader.

“This is a major milestone for Zerify and its shareholders,” says Mark L. CEO, “as it demonstrates the need for secure video conferencing in today’s connected world. While we cannot disclose the identity of our esteemed partner until they launch in approximately 90 days, as it states in the contract, we can assure all Zerify stakeholders that this deal will have a far-reaching impact on Zerify.”

“The agreement stipulates that Zerify will receive a minimum of $600,000 – $900,000 per year for the next five years, for a total amount of $3,000,000 - $4,500,000,” says Kay, “however, based on our partners industry dominance, revenues should be much higher than that. Additionally, while they will launch in the US to start, they are already making plans to launch throughout Europe and Asia.”

“We have been working on this deal for over a year now, and it couldn’t have come at a better time for us” says Kay, “in the last 12 months there has been over 4-Trillion Cyber Intrusion Attempts, 10-Billion Malware Attacks, 187-Million Ransomware attacks & 34-Million Internet of Things (IoT) attacks, and now we have to worry about AI (artificial intelligence) crafted attacks.”

Not only does this contract validate the need for our secure video conferencing & endpoint security technologies, it validates all of our other recent accomplishments (below):

•	Forrester adds Zerify Meet to their list of TOP 25 Secure Communication Platforms
•	ProofLabs confirms we surpass NIST 800-171 (3.13.12) requirements
•	Aite-Novarica names Zerify Meet as the Industry’s Most Secure Video Conference Platform
•	Aite-Novarica highlights us in their “Risk Insights & Advisory Fintech Spotlight” Report
•	323link adds Zerify Defender to protect their AV Conference Room solutions
•	TDSYNNEX signs partnership with Zerify to distribute Defender

“As you can see from the above, the stars have been lining up in our favor, and its finally time for us to shine. We look forward to providing more information about the partner and opportunity as we get closer to the launch,” says Kay.

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Forward Looking Statement:

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the sales of the company’s identity protection software products into various channels and market sectors, the issuance of the Company’s pending patent applications, COVID-19, and the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the company.

About Zerify:

Zerify Inc. (OTC PINK: ZRFY), formerly StrikeForce Technologies, is an Edison, New Jersey-based company with over two decades of experience in cybersecurity solutions. The company is focused on Secure Video Conferencing & Endpoint Gap Security. Its technologies help to prevent cyber theft and data security breaches for consumers, corporations and government agencies through powerful multi-factor “out-of-band” authentication and keystroke encryption. The technology also protects cameras, microphones and speakers, keeping computers and confidential data secure even when one is offline and not on a video conference. No other video conferencing service on the market, such as Zoom, Webex, LogMeIn, MS Teams or BlueJeans, offers this level of cybersecurity protections.

Zerify Contact:

Mark L. Kay

marklkay@zerify.com

(732) 661-9641

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